UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 31, 2004


                             Colonial Trust Company
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             (Exact name of registrant as specified in its charter)


        Arizona                    000-18887                     75-2294862
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(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)             File Number)              Identification No.)


     5336 N. 19th Avenue, Phoenix, Arizona                        85015
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   (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (602) 242-5507


_______________________________________________________________________________
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 2.01         Completion of Acquisition or Disposition of Assets

     On August 31, 2004, Colonial Trust Company ("Colonial" or the "Corporation") closed on (i) the sale of its Corporate Trust Division to Happy Bancshares, Inc. and its subsidiary, Happy State Bank, pursuant to a Purchase and Assumption Agreement dated December 30, 2003, as amended by that First Amendment to Purchase and Assumption Agreement dated June 22, 2004 (the "Corporate Trust Sale"), and (ii) the sale of its Wealth Management Division to Dubuque Bank and Trust Company, Arizona Bank & Trust and their parent corporation, Heartland Financial USA, Inc., pursuant to a Purchase and Assumption Agreement dated March 26, 2004, as amended by that Addendum to Purchase and Assumption Agreement dated April 26, 2004 (the "Wealth Management Sale"). The Closings of the Corporate Trust Sale and the Wealth Management Sale followed approval of both of such Sales (and the Plan of Liquidation and Dissolution of Colonial) by Colonial stockholders at Colonial's Special Meeting of Stockholders held on August 9, 2004.

     At the Closing of the Corporate Trust Sale, Happy State Bank paid Colonial $2,141,159 in cash, which included the following (i) $975,296, representing the book value of Colonial's Corporate Trust Assets which were purchased, excluding real property, plus (ii) real property with an agreed-upon value of $819,000, plus (iii) $550,000, representing a goodwill premium, minus (iv) $203,137, representing the book value of Corporate Trust liabilities assumed by Happy State Bank.

     At the Closing of the Wealth Management Sale, Dubuque Bank and Trust Company/Arizona Bank & Trust paid Colonial $2,298,636 in cash, which included the following (i) $2,024,563, representing the annual recurring fees during the twelve months ended July 31, 2004 attributable to fiduciary and agency accounts which were in existence on January 20, 2004, multiplied by 1.88, plus (ii) $100,513, representing the estimated annual recurring fees for fiduciary and agency accounts which came into existence between January 20, 2004 and August 31, 2004, plus (iii) $207,616, representing the book value of certain other assets of the Wealth Management Group which were purchased, minus (iv) $34,056, representing certain accrued fees and expenses.

     The purchase prices set forth above for both the Corporate Trust Sale and the Personal Trust Sale are subject to post-Closing adjustments. With two exceptions described below, Colonial anticipates that the post-Closing adjustments will not result in a material increase or decrease in the purchase price received in either transaction. Colonial anticipates that the purchase prices for the Corporate Trust Sale and the Wealth Management Sale will be adjusted to reflect the conversion of two trust receivables to cash. These receivables were included in the purchase prices paid for the above Sales but were converted to cash subsequent to the calculation of the purchase prices. Although the foregoing will result in post-closing adjustments of the purchase prices in the above Sales, it will not affect the cash available to be distributed by Colonial to its former stockholders pursuant to the Plan of Liquidation and Dissolution.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Colonial Trust Company


Date:  September 14, 2004                    By:  /s/ Gerald G. Morgan, Jr.
                                                      Gerald G. Morgan, Jr.
                                             Its:     President